UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/02/2012

EARTHLINK, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15605

Delaware	58-2511877
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1375 Peachtree St., Atlanta, Georgia 30309
(Address of principal executive offices, including zip code)

(404) 815-0770
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 2, 2012, EarthLink, Inc. (the "Company") announced that Joseph M. Wetzel is departing as the Company's President and Chief Operating Officer effective December 31, 2012.   The Company is entering into an agreement with Mr. Wetzel setting forth the terms of his departure from the Company, which are consistent with his Employment Agreement dated October 19, 2011. Upon his departure Mr. Wetzel will be entitled to receive the following benefits: (i) a severance payment equal to 150% of the sum of his base salary and annual target bonus payment for 2012 (less the amount of his non-compete payment), (ii) a non-compete payment equal to 66 2/3% of the sum of his base salary and annual target bonus for 2012 and (iii) equity award accelerated vesting. Rolla P. Huff, the Company's Chairman of the Board and Chief Executive Officer, will also serve as the Company's President following Mr. Wetzel's departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARTHLINK, INC.

Date: August 02, 2012	By:	/s/ Bradley A. Ferguson
Bradley A. Ferguson
Chief Financial Officer